EXHIBIT 32

Certification of
Chief Executive Officer and Chief Financial Officer
under Section 906 of the
Sarbanes Oxley Act of 2002, 18 U.S.C. § 1350
In connection with the Quarterly Report of Carriage Services, Inc. (the “Company”) on Form 10-Q for the quarterly period ended September 30, 2012, as amended (the “Report”), Melvin C. Payne, Chief Executive Officer of the Company, and L. William Heiligbrodt, Executive Vice President and Principal Financial Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:
(1)     the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 5, 2013

/s/ Melvin C. Payne
Melvin C. Payne
Chairman of the Board and Chief Executive Officer

/s/ L. William Heiligbrodt
L. William Heiligbrodt
Vice Chairman of the Board, Executive Vice President,
Secretary and Director (Principal Financial Officer)